Exhibit T3A.6

e-Certificate of registration LIMITED COMPANY
Registration number
556259-8606

Date of registration of the company	Date of registration of current name
1985-06-17	2007-06-15

Document created on	Page
2025-01-22 13:14	1 (2)

Registration number:	556259-8606

Business name:	Fair Pay Please AB

Address:
Riddargatan 10
114 35 STOCKHOLM

Registered office:	Stockholm
Note:

The company is registered as a private limited company.

THE COMPANY WAS FORMED 1985-04-22

SHARE CAPITAL

Share capital	: EUR	524,257.850000

Min	: EUR	500,000

Max	: EUR	2,000,000,000

Number of shares:		48,000

Min	:	45,779

Max	:	183,116

BOARD MEMBER, CHAIR OF THE BOARD

680526	Rubio, Andrés, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

BOARD MEMBERS

650414-4103	Kumlien, Annette Berit Ingrid, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

780320-0117	Ákberblom, Johan Erik André, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

SPECIALLY AUTHORIZED SIGNATORIES

681118-6292	Brodin, Lars Johan, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

850218-2036	Kullander, Jens Torbjörn, c/o Intrum Ab (publ), Riddargatan 10, 105 24 STOCKHOLM

850722-6572	Salloum, Mohamed, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

e-Certificate of registration LIMITED COMPANY
Registration number
556259-8606

Date of registration of the company	Date of registration of current name
1985-06-17	2007-06-15

Document created on	Page
2025-01-22 13:14	2 (2)

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM
Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, c/o Deloitte AB, 113 79 STOCKHOLM

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by any one of the board members in combination with any one of the specially authorized signatories

ARTICLES OF ASSOCIATION

Date of the latest change: 2013-01-28

FINANCIAL YEAR

Registered financial year: 0101 – 1231

Latest annual report submitted covers financial period 20230101-20231231

SECONDARY BUSINESS NAME

ICAIDF Sweden

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2007-06-15 Fair Pay Please AB

2002-11-01 Intrum Credit Agricole Indosuez Debt Finance Aktiebolag

1992-04-08 Fair Pay Aktiebolag

1985-06-17 Advice Trade Invest Aktiebolag

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket

851 81 Sundsvall

0771-670 670

bolagsverket@bolagsverket.se

www.bolagsverket.se